                        WFS FINANCIAL 1998-C OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of April 30, 1999
                     for Distribution Date of May 20, 1999


COLLECTIONS
                                                                                                  DOLLARS
Payments received                                                                                      81,138,436.11
      Plus:
            Servicer Advances                                                          1,295,799.99
            Reimbursement of holds                                                       721,864.80
                                                                                      -------------
                                                                                                        2,017,664.79

      Less:
            Reimbursement Advances
            Funds deposited in Holds Account                                          (1,202,065.28)
                                                                                      (1,001,263.97)
                                                                                      -------------
                                                                                                       (2,203,329.25)
                                                                                                       -------------

Total Funds Available for Distribution                                                                 80,952,771.65
                                                                                                       =============


DISTRIBUTIONS

     Servicing Fee                                                                     1,956,689.00
     Trustee and Other Fees                                                              268,904.09
     Other Miscellaneous Payments                                                        249,278.25
                                                                                      -------------
                                                                                                        2,474,871.34
     Note Interest Distributable Amount - Class A-1                     995,904.23
     Note Interest Distributable Amount - Class A-2                   1,935,701.67
     Note Interest Distributable Amount - Class A-3                   2,373,000.00
     Note Interest Distributable Amount - Class A-4                   1,150,000.00
     Note Interest Distributable Amount - Class A-5                   1,412,500.00
                                                                     -------------
         Total Note Interest Distributable Amount                     7,867,105.90

     Certificate Interest Distributable Amount                        1,164,625.00
                                                                     -------------

Total Interest Distribution                                                            9,031,730.90



     Note Principal Distributable Amount - Class A-1                 61,683,689.81
     Note Principal Distributable Amount - Class A-2 thru A-5                 0.00

     Certificate Principal Distributable Amount                               0.00
                                                                     -------------

Total Principal Distribution                                                          61,683,689.81
                                                                                      -------------

Total Principal and Interest Distribution                                                              70,715,420.71

     Spread Account Deposit                                                                             7,762,479.60


Total Distributions                                                                                    80,952,771.65
                                                                                                       =============

                        WFS FINANCIAL 1998-C OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of April 30, 1999
                     for Distribution Date of May 20, 1999



PORTFOLIO DATA:
                                                      # of loans
      Beginning Security Balance                                    53,887                      646,385,227.39

      Less: Scheduled Principal Balance                                  0    (27,874,105.38)
            Full Prepayments                                        (2,539)   (26,370,230.64)
            Partial Prepayments                                          0              0.00
            Liquidations                                              (645)    (7,439,353.79)
                                                                              --------------
                                                                                                (61,683,689.81)
                                                                                                --------------
      Ending Security Balance                                       50,703                      584,701,537.58

OTHER RELATED INFORMATION:

Spread Account:

     Beginning Balance                                                         26,088,798.96
           Deposits                                                             7,762,479.60
           Reductions                                                                   0.00
                                                                              --------------
     Ending Balance                                                                              33,851,278.56

     Beginning  Initial Deposit Repayment                                      21,000,000.00
           Repayments                                                                   0.00
                                                                              --------------
     Ending Initial Deposit Repayment                                                            21,000,000.00

Modified Accounts:
     Principal Balance                                                                 0.00%              0.00
     Scheduled Balance                                                                 0.00%              0.00

Servicer Advances
     Beginning Unreimbursed Advances:                                           1,197,341.86
     New Advances                                                               1,295,799.99
     Advances Reimbursed                                                       (1,202,065.28)
                                                                              --------------
     Ending Unreimbursed Advances:                                                                1,291,076.57

Holding Account:
     Beginning Balance                                                            628,241.39
     Funds Deposited                                                            1,001,263.97
     Withdrawal to Collection Account                                            (721,864.80)
                                                                              --------------
     Ending Balance                                                                                 907,640.56

Net Charge-Off Data:                                  # of loans
     Charge-Offs                                                       710      4,348,696.95
     Recoveries                                                       (332)      (836,671.50)
                                                                              --------------
     Net Charge-Offs                                                   378                        3,512,025.45

Delinquencies ( P&I):                                 # of loans
      30-59 Days                                                       659      7,378,300.52
      60-89 Days                                                       169      1,758,673.39
      90-119 Days                                                       82        889,968.03
      120-149 Days                                                       1         15,762.18
      150 days and over                                                  0              0.00



Repossessions                                                           51        367,456.19

Contracts Repurchased (pursuant to
  Sect. 3.02, 4.07, or 9.01 of the
  Sale and Servicing Agreement)                                          0                                0.00

Charge-Off Percentage                                                                                    2.98%
Delinquency Percentage                                                                                   0.55%

WAC                                                                                                   14.6471%
WAM                                                                                                     52.499

                        WFS FINANCIAL 1998-C OWNER TRUST
                          Distribution Date Statement
                for Master Service Report Date of April 30, 1999
                     for Distribution Date of May 20, 1999


------------------------------------------------------------------------------------------------------------------------------------
                               BEGINNING                       PRIOR       CURRENT                    REMAINING                TOTAL
            ORIGINAL         OUTSTANDING                     PRINCIPAL    PRINCIPAL                  OUTSTANDING           PRINCIPAL
            PRINCIPAL          PRINCIPAL      PRINCIPAL      CARRYOVER    CARRYOVER    PRINCIPAL      PRINCIPAL         AND INTEREST
CLASSES     BALANCE              BALANCE     DISTRIBUTION    SHORTFALL    SHORTFALL   DISTRIBUTION     BALANCE          DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------
 A-1        130,000,000.00    76,385,227.39  61,683,689.81       0.00        0.00     61,683,689.81    14,701,537.58   62,679,594.04

 A-2        145,000,000.00   145,000,000.00           0.00       0.00        0.00              0.00   145,000,000.00    1,935,701.87

 A-3        168,000,000.00   168,000,000.00           0.00       0.00        0.00              0.00   168,000,000.00    2,373,000.00

 A-4         80,000,000.00    80,000,000.00           0.00       0.00        0.00              0.00    80,000,000.00    1,150,000.00

 A-5        100,000,000.00   100,000,000.00           0.00       0.00        0.00              0.00   100,000,000.00    1,412,500.00

Certificate  77,000,000.00    77,000,000.00           0.00       0.00        0.00              0.00    77,000,000.00    1,164,625.00

------------------------------------------------------------------------------------------------------------------------------------
TOTAL       700,000,000.00   646,385,227.39  61,683,689.81       0.00        0.00     61,683,689.81   584,701,537.58   70,715,420.71
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                PRIOR          CURRENT
                                              INTEREST        INTEREST                        DEFICIENCY        POLICY
 NOTE       INTEREST          CALCULATED      CARRYOVER       CARRYOVER        INTEREST         CLAIM           CLAIM
CLASSES       RATE             INTEREST       SHORTFALL       SHORTFALL      DISTRIBUTION       AMOUNT          AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
 A-1          5.385%           996,904.23        0.00            0.00          995,904.23         0.00            0.00

 A-2          5.524%         1,935,701.67        0.00            0.00        1,935,701.67         0.00            0.00

 A-3          5.650%         2,373,000.00        0.00            0.00        2,373,000.00         0.00            0.00

 A-4          5.730%         1,150,000.00        0.00            0.00        1,150,000.00         0.00            0.00

 A-5          5.850%         1,412,500.00        0.00            0.00        1,412,500.00         0.00            0.00

Certificate   8.050%         1,164,625.00        0.00            0.00        1,164,625.00
                                                                                               -------------------------------------
                                                                                                  0.00            0.00
                                                                                               =====================================

                                                                                                Note Percentage          100.00000%

TOTAL                        9,031,730.90        0.00            0.00        9,031,730.90      Certificate Percentage     0.00000%
====================================================================================================================================